Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 1 TO CREDIT AGREEMENT
THIS AMENDMENT NO. 1 TO CREDIT AGREEMENT (this “Amendment No. 1”) is entered into as of August 18, 2015 by and among Kohlberg Kravis Roberts & Co. L.P., a Delaware limited partnership (the “Borrower Representative”) and HSBC Bank USA, National Association, as administrative agent for the Lenders (the “Administrative Agent”).
RECITALS:
WHEREAS, the Borrower Representative, KKR Fund Holdings L.P., a Cayman Islands exempted limited partnership, KKR Management Holdings L.P., a Delaware limited partnership, KKR International Holdings L.P., a Cayman Islands exempted limited partnership, as Borrowers, the other Borrowers from time to time party thereto, the Guarantors from time to time party thereto, the lending institutions from time to time party thereto and the Administrative Agent have entered into that certain Credit Agreement dated as of October 22, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”); and
WHEREAS, pursuant to Section 10.02(b) of the Credit Agreement, the Administrative Agent and the Borrower Representative desire to amend the Credit Agreement to cure certain ambiguities, omissions, mistakes, defects or inconsistencies that are not adverse to any Lender.
NOW, THEREFORE, the parties hereto agree as follows:
Section 1.Defined Terms. Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.
Section 2.    Amendment to the Credit Agreement. The definition of “Subsidiary” in the Credit Agreement is hereby amended and restated to read as follows:
““Subsidiary” means subsidiary of the Public Company that is or would be consolidated with the Public Company in the preparation of segment information included in the notes to the consolidated financial statements of the Public Company prepared in accordance with GAAP; provided that a Subsidiary shall not include (a) any investment funds, investment vehicles or separately managed accounts, (b) any portfolio company or portfolio investment of any such fund, investment vehicle or separately managed account (or any entity Controlled by a portfolio company or portfolio investment), (c) KFN and its subsidiaries and (d) CLOs or other principal investments managed, Controlled or held as investments by the Public Company or its Subsidiaries; provided, further that with respect to Section 3.11 only, clause (c) of the preceding proviso shall be included in the definition of Subsidiary.”
Section 3.    Effect of Amendment; No Novation. Except as expressly set forth herein, this Amendment No. 1 shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or any other party under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Nothing herein shall be deemed to entitle the Borrower Representative to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement as amended hereby or any other Loan Document in similar or different circumstances.
Section 4.    Effectiveness. This Amendment No. 1 shall become effective upon execution by the parties hereto without any further consent of any other party to the Credit Agreement.
Section 5.    Miscellaneous.
(a)    Expenses. The Borrower Representative agrees to pay all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, execution and delivery of this Amendment No. 1, including, without limitation, the reasonable and documented fees of outside counsel for the Administrative Agent with respect thereto.
(b)    Counterparts. This Amendment No. 1 may be executed counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment No. 1 by telecopy or electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment No. 1.
(c)    Severability. The illegality or unenforceability of any provision of this Amendment No. 1 or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Amendment No. 1 or any instrument or agreement required hereunder.
(d)    Entire Agreement. This Amendment No. 1 shall constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all other understandings, oral or written, with respect to the subject matter hereof.
(e)    References. Each reference in the Credit Agreement to “this Agreement”, “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference, and each reference in any other Loan Document to “the Credit Agreement”, “thereof”, “thereunder”, “therein” or “thereby” or any other similar reference to the Credit Agreement shall, from the date hereof, refer to the Credit Agreement as amended hereby. This Amendment No. 1 shall constitute a Loan Document for all purposes under the Credit Agreement.
(f)    Governing Law. THIS AMENDMENT NO. 1 SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
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IN WITNESS WHEREOF, this Amendment No. 1 has been duly executed as of the date first written above.

BORROWER REPRESENTATIVE:

KOHLBERG KRAVIS ROBERTS & CO. L.P., as Borrower Representative By: KKR Management Holdings L.P., its general partner By: KKR Management Holdings Corp., its general partner
By:	/s/ David J. Sorkin
Name: David J. Sorkin
Title: Secretary

ADMINISTRATIVE AGENT:

HSBC BANK USA, NATIONAL ASSOCIATION, as Administrative Agent
By:	/s/ Edward Soogrim
Name: Edward Soogrim
Title: Director

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